[FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LETTERHEAD]








August 31, 1998                                               212-859-8168
                                                        (FAX: 212-859-8588)
Salant Corporation
1114 Avenue of the Americas
New York, New York  10036

Ladies and Gentlemen:


          We have acted as your special counsel in connection with the Registration Statement on Form S-4 (File No. 333-50761) (the "Registration Statement") being filed today with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act").

          We hereby confirm, based on the assumptions and subject to the qualifications and limitations set forth therein, that the statements in the sections of the Registration Statement captioned "Certain Federal Income Tax Considerations: Stockholders," "Certain Federal Income Tax
Considerations: Noteholders," to the extent that such statements constitute statements of law, reflect our opinion regarding the material federal income tax consequences of the Exchange Restructuring and the Prepackaged Restructuring (each as defined in the Registration Statement) to holders of Salant Common Stock and to holders of Salant's 10-1/2% Senior Secured
Notes due December 31, 1998. No opinion is expressed on matters other than those specifically referred to herein.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act.

          The opinion expressed herein is solely for your benefit and may not be relied upon in any manner or for any purpose by any other person and may not be quoted in whole or in part without our prior written consent.


                                       Very truly yours,


                             FRIED, FRANK, HARRIS, SHRIVER & JACOBSON


                             By:/s/ Jack Jacobson
                                -----------------------------------
                                          Jack Jacobson